Amendment to Custodian Agreement

This Amendment is effective as of November 8, 2019, and is between State Street Bank and Trust Company (“Bank”) and each of the investment companies listed on Appendix A hereto (each a “Customer”).

WHEREAS, Customer and the Bank entered into a Custodian Agreement dated as of April 1, 2010 (the “Custodian Agreement”); and

WHEREAS, the parties hereto wish to amend the Custodian Agreement and its Appendix A as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	The Custodian Agreement and its Appendix A are hereby amended to reflect the removal of the following series to the Custodian Agreement as Portfolios of Customer:

•	Capital Group Global Equity Fund (formerly Capital Global Equity Fund)
•	Capital Group International Equity Fund (formerly Capital Non-U.S. Equity Fund)

The revised version of Appendix A is attached hereto.

2.	Customer and the Bank hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Custodian Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Custodian Agreement shall remain in full force and effect.

4.	This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

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IN WITNESS WHEREOF, each Customer and Bank have executed this Amendment as of the date first-written above.

EACH OF THE CUSTOMERS LISTED ON

APPENDIX A ATTACHED HERETO, ON

BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By: /s/ John S. Armour
Name: John S. Armour
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

APPENDIX A

To Custodian Agreement Dated as of April 1, 2010

Customers and Portfolios

Updated as of November 8, 2019

The following is a list of Customers and their respective Portfolios for which Bank shall serve under the Custodian Agreement.

Capital Group Private Client Services Funds

Capital Group Core Municipal Fund

Capital Group Short-Term Municipal Fund

Capital Group California Core Municipal Fund

Capital Group California Short-Term Municipal Fund

Capital Group Core Bond Fund

Capital Group U.S. Equity Fund